Exhibit 13.1


     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




The certification set forth below is being submitted in connection with the Annual Report on December 31, 2003 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.


Paulo Guilherme Aguiar Cunha, the Chief Executive Officer, and Fabio Schvartsman, the Chief Financial Officer of Ultrapar Participacoes S.A., each certifies that, to the best of their respective knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ultrapar Participacoes S.A.



Sao Paulo, June 25, 2004


                                            /s/Paulo Guilherme Aguiar Cunha
                                           ------------------------------------
                                           Paulo Guilherme Aguiar Cunha
                                           Chief Executive Officer



                                            /s/Fabio Schvartsman
                                           -------------------------------------
                                           Fabio Schvartsman
                                           Chief Financial Officer